UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, the Nominating, Corporate Governance and Compensation Committee (the “NCGC Committee”) of the Board of Directors of Sotherly Hotels Inc. (“Sotherly” or the “Company”), a Maryland corporation and the sole general partner of Sotherly Hotels LP (the “Operating Partnership” and, together with the Company and subsidiaries of the Operating Partnership, “we”, “our” and “us”), a Delaware limited partnership, approved the suspension of the Company’s Long Term Stock Bonus Program (the “LTSBP”), a stock-based compensation program approved by the Board of Directors of the Company on April 16, 2013 and implemented in conjunction with and aligned with the duration of the Company’s 2013 Long-Term Incentive Plan.

On December 29, 2016, the Company implemented an Employee Stock Ownership Plan (the “ESOP”) which covers substantially all employees who are at least 21 years old with at least one year of employment with the Company.  The ESOP is trusteed by an independent trustee selected by the Company.

On December 29, 2016 the ESOP entered into a loan agreement with the Company to borrow up to $5,000,000 to purchase shares of the Company’s common stock (“ESOP Loan”).  In accordance with the ESOP Loan documents, the common stock purchased by the ESOP serves as collateral for the ESOP Loan.  The ESOP Loan will be repaid principally from discretionary contributions by the Company to the ESOP over a period ending no later than December 29, 2036. The interest rate on the ESOP Loan is 2.5% and the ESOP Loan documents provide that the ESOP Loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the ESOP Loan is repaid. The ESOP shares are dividend paying and dividends on those shares will be used to repay the ESOP Loan.

The NCGC Committee determined that although each of the executives eligible to receive stock bonus awards under the LTSBP met the requirements enumerated in the LTSBP for such awards and the Company’s performance in the four areas set out in the LTSBP supported awards in the amount of the annual target for each such executive, the LTSBP will be suspended and no stock bonus awards will be issued for 2016 pursuant to the LTSBP.  Given the tax and accounting impact on executives receiving stock bonus awards, the NCGC Committee determined that it is in the best interest of the Company to pursue the Company’s objective of encouraging increased executive ownership interest in the Company through contributions to the ESOP.   The NCGC Committee and the Board of Directors of the Company will continue to evaluate its approach to executive compensation, including stock-based compensation, and may reinstate the LTSBP in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer